UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2018
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive, Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800
NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2018, Chart Inc., Chart Industries Luxembourg S.à r.l and Chart Asia Investment Company Limited, each of which is a wholly-owned subsidiary of Chart Industries, Inc. (“Chart”), completed the previously announced divestiture (the “Divestiture”) of Chart’s oxygen-related products business (the “CAIRE Business”) to NGK SPARK PLUG CO., LTD. (the “Buyer”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) entered into on September 28, 2018 for a purchase price of $133.5 million. A portion of Chart’s historical Biomedical segment related to cryogenic technological expertise (the “Cryobiological Business”) was excluded from the Divestiture.

The Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Chart on October 1, 2018 and is, along with the description of the same contained in Item 1.01 of such 8-K, incorporated herein by reference.

Chart has attached as Exhibit 99.1 unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of the Divestiture.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of Chart required by Article 11 of Regulation S-X is attached hereto and is incorporated by reference herein.

(d)     Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed consolidated financial information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: December 21, 2018
By: /s/ Jillian C. Evanko Jillian C. Evanko, Chief Executive Officer, President and Chief Financial Officer

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